EXHIBITS TO BE FILED BY EDGAR



Exhibits:


            F-1     -      Opinion of Thelen Reid & Priest LLP.

            F-2     -      Opinion of Ryan, Russell, Ogden & Seltzer LLP.

            I       -      Proposed form of public notice.